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                                                                   Exhibit 5.01

                                 March 6, 2000

(650) 849-5300                                                      41503-00005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

   Re: Hall, Kinion & Associates, Inc.
   Registration Statement on Form S-3

Ladies and Gentlemen:

   As legal counsel for Hall, Kinion & Associates, Inc., a Delaware corporation (the "Company"), we are rendering this opinion in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of up to 3,600,000 shares of Common Stock, including 1,800,000 shares to be issued and sold by the Company (the "Company Shares"), 540,000 shares for which the Underwriters have been granted an over-allotment option, and 1,800,000 shares to be sold by certain selling stockholders (the "Selling Stockholder Shares" and together with the Company Shares, the "Shares").

   We have examined such instruments, documents and records as we deemed relevant and necessary for the basis of our opinion herein after expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

   Based on such examination, we are of the opinion that the Selling Stockholder Shares are, and the Company Shares, when sold and issued in accordance with the terms of the Registration Statement and related Prospectus, will be, duly authorized, validly issued, fully paid, and nonassessable.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name whenever it appears in said Registration Statement.

   This opinion is to be used only in connection with the issuance of the Shares while the Registration Statement is in effect.

                                          Respectfully submitted,

                                          GIBSON, DUNN & CRUTCHER LLP